UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Note

On November 5, 2021 (the “Amendment Date”), Pro-Dex, Inc. (the “Company”) entered into Amendment No.1 to Amended and Restated Credit Agreement (the “Amendment”) with Minnesota Bank and Trust (“MBT”), which amends the Company’s Amended and Restated Credit Agreement with MBT (as amended, the “Credit Agreement”) to extend the maturity date of the Company’s existing $2,000,000 revolving credit note with MBT from November 5, 2021 to November 5, 2023 and to reduce the interest rate pursuant to an Amended and Restated Revolving Credit Note dated as of the Amendment Date made by the Company in favor of MBT (the “Revolving Note”). The Revolving Note may be borrowed against from time to time by the Company through its maturity date on the terms set forth in the Credit Agreement. No amounts have been drawn on the Revolving Note as of the date of this Current Report on Form 8-K.

The Revolving Note bears interest at an annual rate equal to the greater of (a) 2.75% or (b) the prime rate minus 0.50% as published in the Money Rates section of the Wall Street Journal. Commencing on the first day of each month after the Company initially borrows against the Revolving Note and each month thereafter until maturity, the Company is required to pay all accrued and unpaid interest on the Revolving Note through the date of payment. Any principal on the Revolving Note that is not previously prepaid by the Company shall be due and payable in full on the maturity date (or earlier termination of the Revolving Note).

Upon the occurrence and during the continuance of an event of default, the interest rate of the Revolving Note is increased by 3% and MBT may, at its option, declare the Revolving Note immediately due and payable in full.

The Credit Agreement and Revolving Note contain representations and warranties, affirmative, negative and financial covenants, and events of default that are customary for loans of this type.

Copies of the Amendment and Revolving Note are attached as exhibits to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of those documents. Copies of those documents are not intended to provide factual information about the Company. The representations, warranties, and covenants contained in those documents were made only for purposes of the transactions represented thereby as of the specific dates therein, are solely for the benefit of the Company and MBT, may be subject to limitations agreed upon by the Company and MBT, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under those documents and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of representations and warranties contained in those documents may change after the date of those documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended, for information concerning the Company.

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The disclosures concerning the Amendment and Revolving Note contained in Item 1.01 above are incorporated into this Item 2.03 by this reference.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Amended and Restated Credit Agreement dated November 5, 2021 by and between Pro-Dex, Inc. and Minnesota Bank & Trust.
10.2	Amended and Restated Revolving Credit Note dated November 5, 2021 made by Pro-Dex, Inc. in favor of Minnesota Bank & Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2021	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment No. 1 to Amended and Restated Credit Agreement dated November 5, 2021 by and between Pro-Dex, Inc. and Minnesota Bank & Trust.
10.2	Amended and Restated Revolving Credit Note dated November 5, 2021 made by Pro-Dex, Inc. in favor of Minnesota Bank & Trust.